Exhibit 99.1
CONTACT: Jason Koval
                       (914) 640-4429

FOR IMMEDIATE RELEASE
February 4, 2010
STARWOOD REPORTS FOURTH QUARTER 2009 RESULTS
WHITE PLAINS, NY, February 4, 2010 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported fourth quarter 2009 financial results.
Fourth Quarter 2009 Highlights
•	Excluding special items, EPS from continuing operations was $0.51. Including special items, EPS from continuing operations was a loss of $1.03.

•	Adjusted EBITDA was $247 million.

•	Excluding special items, income from continuing operations was $95 million. Including special items, the loss from continuing operations was $186 million.

•	Special items totaled a pre-tax charge of $431 million ($281 million net of tax or $1.54 per share), including a pre-tax non-cash impairment charge of $362 million related to inventory, fixed assets and goodwill at Starwood Vacation Ownership.

•	Worldwide System-wide REVPAR for Same-Store Hotels decreased 7.2% (9.6% in constant dollars) compared to the fourth quarter of 2008. System-wide REVPAR for Same-Store Hotels in North America decreased 10.1% (10.7% in constant dollars).

•	Management and franchise revenues increased 0.6% compared to 2008.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels decreased 7.9% (10.9% in constant dollars) compared to the fourth quarter of 2008. REVPAR for Starwood branded Same-Store Owned Hotels in North America decreased 9.6% (10.7% in constant dollars).

•	Operating income from vacation ownership and residential declined $5 million compared to 2008.

•	In the quarter, the Company signed 20 hotel management and franchise contracts representing approximately 4,200 rooms and opened 24 hotels with approximately 5,000 rooms.

•	The Company completed a series of dispositions and financing transactions during the fourth quarter that resulted in cash proceeds of approximately $650 million. These cash proceeds were primarily used to prepay debt maturing in 2010 to 2013, reducing net debt at December 31, 2009 to $2.819 billion.

Fourth Quarter 2009 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported a loss from continuing operations for the fourth quarter of 2009 of $1.03 per share compared to $0.25 in the fourth quarter of 2008. Excluding special items, which net to a charge of $281 million in 2009 and $133 million in 2008, EPS from continuing operations was $0.51 for the fourth quarter of 2009 compared to $0.49 in the fourth quarter of 2008. Excluding special items, the effective income tax rate in the fourth quarter of 2009 was 4.1% compared to 27.5% in the same period of 2008 primarily due to a lower overall effective tax rate on foreign earnings.
Special items in the fourth quarter of 2009 totaled a pretax charge of $431 million ($281 million after tax or $1.54 per share) and were related to the following primarily non-cash charges:
•	$362 million of impairment charges related to the Company’s decision to no longer pursue development of certain vacation ownership projects, charges related to price reductions at certain vacation ownership projects and impairment of goodwill associated with the vacation ownership business.

•	$42 million of impairment charges primarily related to five owned hotels.

•	$17 million charge associated with tender premiums and other costs related to the prepayment of approximately $600 million of the Company’s long-term debt.

•	$10 million of severance and other costs associated with the Company’s ongoing initiative of rationalizing its cost structure.
The loss from continuing operations was $186 million in the fourth quarter of 2009 compared to $45 million in 2008. Excluding special items, income from continuing operations was $95 million in the fourth quarter of 2009 compared to $88 million in 2008.
The net loss was $107 million and $0.59 per share in the fourth quarter of 2009 compared to net income of $79 million and EPS of $0.44 in the fourth quarter of 2008.
Frits van Paasschen, CEO said, “We ended 2009 with the best REVPAR results we have seen since the third quarter of 2008, and our continued focus on costs allowed us to beat expectations again in the quarter. Lodging demand continued to improve in the fourth quarter, with group and business transient posting positive bookings. After being buffeted by headwinds throughout 2009, our portfolio is set to begin a rebound in 2010 from a deep drop-off.”
“We believe that our competitive position in the global marketplace as an operator of lifestyle hospitality brands continues to build. Importantly, the forces of globalization, capital flows, emerging middle class and demand for hotel infrastructure are alive and well, and we intend to capture more than our fair share of this growth.”

Fourth Quarter 2009 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels decreased 7.2% (9.6% in constant dollars) compared to the fourth quarter of 2008. International System-wide REVPAR for Same-Store Hotels decreased 3.9% (8.4% in constant dollars).
Worldwide System-wide REVPAR for Same-Store changes by region:

	4Q09 REVPAR
Region	Reported	Constant dollars

North America	-10.1%	-10.7%
Europe	-1.8%	-9.1%
Asia Pacific	+1.1%	-5.4%
Africa and the Middle East	-11.9%	-10.6%
Latin America	-11.7%	-11.7%
Worldwide System-wide REVPAR for Same-Store changes by brand:

	4Q09 REVPAR
Brand	Reported	Constant dollars

St. Regis/Luxury Collection	-4.4%	-8.5%
W Hotels	-2.3%	-2.9%
Westin	-7.2%	-10.0%
Sheraton	-7.6%	-9.3%
Le Méridien	-8.9%	-12.7%
Four Points by Sheraton	-8.8%	-11.9%
Worldwide Same-Store company-operated gross operating profit margins declined approximately 240 basis points in the fourth quarter driven by REVPAR declines, partially offset by continued cost-cutting efforts at the property level. International gross operating profit margins for Same-Store company-operated properties declined approximately 160 basis points, and North American Same-Store company-operated gross operating profit margins declined approximately 380 basis points.
Management fees, franchise fees and other income were $185 million, down $6 million, or 3.1%, from the fourth quarter of 2008. Management fees decreased 11.9% to $104 million and franchise fees decreased 2.8% to $35 million. Other income excludes revenues from the Company’s former Bliss spa business which have been reclassified to discontinued operations for both 2009 and 2008 as a result of the sale of Bliss at the end of 2009.
During the fourth quarter of 2009, the Company signed 20 hotel management and franchise contracts, representing approximately 4,200 rooms, of which 16 are new builds and four are conversions from other brands. At December 31, 2009, the Company had approximately 350 hotels in the active pipeline representing approximately 85,000 rooms.

During the fourth quarter of 2009, 24 new hotels and resorts (representing approximately 5,000 rooms) entered the system, including the W Barcelona (Spain, 473 rooms), the Westin Hyderabad Mindspace (India, 252 rooms), the Le Méridien Chongqing (China, 319 rooms), the Sheraton Puerto Rico Convention Center Hotel & Casino (San Juan, 503 rooms), the W Boston (Massachusetts, 235 rooms) and seven Aloft hotels. Fourteen properties (representing approximately 4,000 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels decreased 7.9% (10.9% in constant dollars). REVPAR at Starwood branded Same-Store Owned Hotels in North America decreased 9.6% (10.7% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR decreased 4.6% (11.3% in constant dollars).
The Company’s continued rigorous cost cutting programs helped mitigate the impact of sharp revenue declines during the quarter.
Revenues at Starwood branded Same-Store Owned Hotels in North America decreased 11.0% (12.2% in constant dollars) while costs and expenses decreased 5.7% when compared to 2008.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide decreased 8.8% (11.9% in constant dollars) while costs and expenses decreased 6.3% when compared to 2008.
Revenues at owned, leased and consolidated joint venture hotels were $430 million when compared to $493 million in 2008.
Vacation Ownership
Total vacation ownership revenues of $134 million were flat when compared to 2008. Originated contract sales of vacation ownership intervals decreased 10.9% primarily due to an overall decline in demand due to the current economic climate. The average price per vacation ownership unit sold decreased 7.1% to approximately $15,000, driven by a higher sales mix of lower-priced inventory, including a higher percentage of biennial inventory. The number of contracts signed decreased 5.5% when compared to 2008. During the fourth quarter of 2009, the Company sold vacation ownership notes receivable and recognized gains of $23 million.
As previously announced, during the fourth quarter of 2009, the Company completed a comprehensive review of its vacation ownership projects. No new projects are being initiated and the Company has decided not to develop certain vacation ownership sites and future phases of certain existing projects. As a result, inventories, fixed assets and land values at certain projects were determined to be impaired and were written down to their fair value, resulting in a non-cash pre-tax impairment charge of $255 million. Additionally, in connection with this review of the business, the Company made a decision to reduce the pricing of certain inventory at existing projects, resulting in a pre-tax charge of $17 million, recorded in the vacation ownership and residential costs and expenses line.

Finally, as a result of these decisions and the Company’s future plans for the vacation ownership business, the Company recorded a $90 million non-cash charge for the impairment of goodwill associated with the vacation ownership business.
The Company believes it has a best-in-class team at SVO, with some of the best brands and resorts in the industry. These decisions reflect Starwood’s new strategy for the vacation ownership business, including reducing its capital requirements and positioning SVO to generate cash for the Company.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 8.2% to $79 million compared to the fourth quarter of 2008. Costs and expenses related to the Company’s former Bliss spa business have been reclassified to discontinued operations for both 2009 and 2008 as a result of the sale of Bliss at the end of 2009.
Restructuring Charges, Goodwill Impairment and Other Special Charges, Net
During the fourth quarter of 2009, the Company recorded a pre-tax charge of $355 million, including $255 million of impairment charges related to vacation ownership projects and a $90 million charge related to the impairment of vacation ownership goodwill, as discussed above, and $10 million of severance and other costs associated with its ongoing initiative of rationalizing its cost structure in light of the current economic climate.
Loss on Asset Dispositions and Impairments, Net
During the fourth quarter of 2009, the Company recorded impairment charges of $42 million primarily related to five owned hotels where their carrying value exceeded their estimated fair values as a result of the significant decline in the business at those hotels.
Discontinued Operations
During the fourth quarter of 2009, the Company sold its Bliss spa business, its Fifth Avenue retail shops at the St. Regis New York, and other non-core assets for cash proceeds of $227 million. Revenues and expenses from these entities, together with revenues and expenses from two hotels which are in the process of being sold, have been reclassified to discontinued operations resulting in a loss of $1 million, net of tax. In addition, the net gain on these sales has been recorded in discontinued operations resulting in income of $80 million, net of tax. Prior period results have been adjusted to reflect these reclassifications.
Capital
Gross capital spending during the quarter included approximately $40 million of maintenance capital and $28 million of development capital. Investment spending on net vacation ownership interest (“VOI”) and residential inventory was $4 million, primarily in Bal Harbour. The run rate of spending on development and investment capital declined throughout the year as in-flight projects were completed.

Dividend
In October 2009, the Company’s Board of Directors declared its annual dividend of $0.20 per share. The dividend was paid by the Company on January 14, 2010 to holders of record on December 31, 2009.
Balance Sheet
At December 31, 2009, the Company had total debt of $2.960 billion and cash and cash equivalents of $141 million (including $54 million of restricted cash), or net debt of $2.819 billion, compared to net debt of $3.207 billion and $3.517 billion as of September 30, 2009 and December 31, 2008, respectively.
At December 31, 2009, debt was approximately 78% fixed rate and 22% floating rate and its weighted average maturity was 5.1 years with a weighted average interest rate of 6.73%. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.735 billion.
During the fourth quarter of 2009, the Company completed a series of dispositions and financing transactions that resulted in cash proceeds of approximately $650 million as outlined below:
•	The Company sold non-core assets for cash proceeds of approximately $227 million.

•	The Company sold approximately $200 million of vacation ownership notes receivable realizing cash proceeds of $166 million. The Company recorded a gain on the sale of these receivables of approximately $19 million. In addition, the terms of the Company’s June 2009 securitization were amended, resulting in additional cash proceeds of approximately $9 million and a gain of $4 million.

•	The Company completed a public offering of $250 million of 7.150% Senior Notes due 2019 and used the proceeds to complete a $300 million tender offer to purchase $195 million of its 7.875% Senior Notes due 2012 and $105 million of its 6.250% Senior Notes due 2013.
IRS Tax Settlement
In January 2009, the Company and the IRS reached an agreement in principle to settle the litigation pertaining to the tax treatment of the Company’s 1998 disposition of World Directories, Inc. Under the proposed settlement, the Company expects to receive a refund in 2010 of over $200 million as a result of tax payments previously made.
Results for the Twelve Months Ended December 31, 2009
The loss from continuing operations was $1 million or $0.00 per share in 2009, compared to income from continuing operations of $249 million, or $1.34 per share in 2008. Excluding special items, income from continuing operations was $188 million, or $1.02 per share in 2009, compared to $400 million, or $2.16 per share in 2008. Net income was $73 million and EPS was $0.41 in 2009, compared to $329 million and $1.77, respectively, in 2008. Total Company Adjusted EBITDA, which was impacted by the sale or closure of 15 hotels since the beginning of 2008, was $793 million in 2009, compared to $1.157 billion in 2008.
Outlook
For the Full Year 2010:
It is very difficult at this time to provide any definitive point of view on 2010. While business conditions continue to improve from depressed levels, it is very hard to forecast the pace of recovery, especially rate. While group bookings have picked up, booking pace for 2010 has continued to lag behind 2009. Booking windows for both transient and group business have remained short. As such, late breaking business is a larger component of what will drive our performance in 2010 making forward looking predictions four quarters out particularly challenging. What we can provide are broad guidelines that we are using for internal planning purposes:
Based on our fourth quarter results and our expectations for the first quarter, full year 2010 REVPAR at Same-Store Company Operated Hotels Worldwide could be flat to +5% in local currency and approximately 100 bps higher in dollars at current exchange rates. REVPAR at Branded Same-Store Owned Hotels Worldwide could be -2% to +2% in local currency and approximately 100 bps higher in dollars at current exchange rates.
At the midpoint of these REVPAR ranges, adjusted EBITDA would be approximately $750 million (+/- one point of REVPAR drives +/- $15 million of EBITDA).
•	EPS before special items would be approximately $0.63.

•	Management and franchise revenues will increase approximately 0% to 5%.

•	Selling, General and Administrative expenses will increase 3% to 5%.

•	Operating income from our vacation ownership and residential business will be approximately $115 million to $125 million, including the impact of adopting SFAS 167, Amendments to FASB Interpretation No. 46(R).

•	Full year depreciation and amortization will be approximately $335 million.

•	Full year interest expense will be approximately $262 million (including $20 million to $23 million from the impact of adopting SFAS 167) and cash taxes will be approximately $75 million.

•	Full year effective tax rate will be approximately 22%.

•	Full year capital expenditures (excluding vacation ownership and residential inventory) would be approximately $150 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments will total approximately $100 million. Vacation ownership is expected to generate approximately $150 million in positive cash flow, including proceeds from a planned securitization in late 2010. Bal Harbour capital will be approximately $140 million.
For the three months ended March 31, 2010:
•	Adjusted EBITDA is expected to be approximately $135 million to $145 million assuming:
•	REVPAR change at Same-Store Company Operated Hotels Worldwide of -2% to flat in local currency (+1% to +3% in dollars at current exchange rates).

•	REVPAR change at Branded Same-Store Owned Hotels Worldwide of -3% to -5% in local currency (-1% to +1% in dollars at current exchange rates).

•	Management and franchise revenues will be up approximately 1% to 3%.

•	Operating income from our vacation ownership and residential businesses will be flat to down $5 million.
•	Income from continuing operations, before special items, is expected to be approximately $(8) million to flat, reflecting an effective tax rate of approximately 22%.

•	Interest expense is expected to be $63 million.

•	Depreciation and amortization is expected to be $83 million.

•	EPS before special items is expected to be approximately ($0.04) to flat.
Impact of SFAS 167
The Company adopted SFAS 167 on January 1, 2010. This new accounting rule impacts the accounting for securitized vacation ownership loans. As a result of the adoption of this rule, the Company expects its reported assets (accounts receivable and other assets) to increase by approximately $400 million and its reported liabilities (short-term and long-term debt) to increase by $445 million, prior to any tax effects. Also as a result of the accounting change, vacation ownership pretax earnings for 2010 are expected to increase by approximately $20 million to $23 million and EBITDA is expected to increase by approximately $40 million to $45 million. The new accounting rule is not expected to have any impact on the Company’s cash flow.

Special Items
The Company’s special items netted to a pre-tax charge of $431 million ($281 million after-tax) in the fourth quarter of 2009 compared to $195 million ($133 million after-tax) in the same period of 2008.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended			Year Ended
December 31,			December 31,
2009	2008		2009	2008

$95	$88	Income from continuing operations before special items	$188	$400

$0.51	$0.49	EPS before special items(a)	$1.02	$2.16

		Special Items
(355)	(109)	Restructuring, goodwill impairment and other special charges, net (b)	(379)	(141)
(42)	(86)	Loss on asset dispositions and impairments, net (c)	(91)	(98)
(17)	—	Debt extinguishment (d)	(17)	—
(17)	—	Cost of sales adjustments (e)	(17)	—

(431)	(195)	Total special items — pre-tax	(504)	(239)
113	62	Income tax benefit for special items (f)	158	88
37	—	Foreign tax credits (g)	37	—
—	—	Italian income tax incentive (h)	120	—

(281)	(133)	Total special items — after-tax	(189)	(151)

$(186)	$(45)	Income (loss) from continuing operations	$(1)	$249

$(1.03)	$(0.25)	EPS (loss per share) including special items	$0.00	$1.34

(a)	Diluted shares for the three months ended December 31, 2009 and 2008 are 187 million and 181 million, respectively. Diluted shares for the twelve months ended December 31, 2009 is 184 million.

(b)	During the three months ended December 31, 2009 and 2008, the Company recorded restructuring charges of $10 million and $30 million, respectively, consisting primarily of severance and consulting charges related to its ongoing initiative to streamline operations and eliminate costs.

The three months ended December 31, 2009, also includes impairment charges of $255 million, following an in depth review of the vacation ownership business which resulted in a decision not to develop certain vacation ownership sites and future phases of certain existing projects. Additionally, the three months ended December 31, 2009 includes a $90 million charge related to the impairment of goodwill associated with the vacation ownership business.

The three months ended December 31, 2008, also includes other special charges of $79 million primarily related to impairment charges associated with two vacation ownership projects that the Company no longer plans to develop as a result of the current economic crisis and its expected long-term impact on this business.

The years ended December 31, 2009 and 2008 include additional restructuring costs associated with its ongoing initiative to streamline operations.

(c)	During the three months ended December 31, 2009, the Company recorded impairment charges of $42 million primarily related to five owned and leased hotels, where their carrying amounts exceeded their estimated fair values, as a result of the significant decline in the business at those hotels.

The year ended December 31, 2009 also includes impairment charges of $49 million primarily related to the Company’s retained interests in securitized vacation ownership notes receivable, certain fixed assets and an owned hotel. The full year excludes approximately $16 million of losses recorded in the first three quarters of the year, which were reclassified to discontinued operations to conform to the fourth quarter presentation.

During the three months ended December 31, 2008, the Company recorded impairment charges of $64 million on five owned hotels where their carrying values exceeded their estimated fair values and a $22 million impairment charge to write down its retained interests in securitized vacation ownership notes receivable.

The net loss for the year ended December 31, 2008, also includes an impairment charge of $11 million associated with the Company’s equity interest in a joint venture that owns land that it no longer intends to develop.

(d)	The three months and year ended December 31, 2009 include $17 million of charges associated with tender premiums and other costs related to the early extinguishment of approximately $600 million of the Company’s long term debt. These charges were recorded in the interest expense line item.

(e)	The three months and year ended December 31, 2009 include $17 million of charges in connection with the Company’s in-depth review of the vacation ownership business and the resulting decision to reduce pricing of certain inventory at existing projects. These charges were recorded in the vacation ownership and residential costs and expenses line item.

(f)	The three months and year ended December 31, 2009 reflect tax benefits at the statutory rate for the special items and a tax benefit for hotel sales with higher tax basis, partially offset by permanent tax charges associated with the loss on certain asset dispositions. The three months and year ended December 31, 2008 relate to the favorable impacts of capital loss utilization and tax benefits at the statutory rate for the special items.

(g)	During the three months ended December 31, 2009, the Company took steps including the completion of certain internal transactions that enabled the Company to change its election for several prior tax years to claim a foreign tax credit as opposed to a foreign tax deduction.

(h)	During the year ended December 31, 2009, benefit relates to an Italian tax incentive program through which the tax basis of Italian owned hotels were stepped up in exchange for paying a relatively minor tax.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the fourth quarter financial results at 10:30 a.m. (EST) today at (706) 758-8744. The conference call will be available through a simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EST) today through February 11, 2010 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (706) 645-9291 (pass code #46323963).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 992 properties in almost 100 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

Three Months Ended				Year Ended
December 31,				December 31,
		%				%
2009	2008	Variance		2009	2008	Variance
			Revenues

$430	$493	(12.8)	Owned, leased and consolidated joint venture hotels	$1,584	$2,212	(28.4)
136	136	—	Vacation ownership and residential sales and services	523	749	(30.2)
185	191	(3.1)	Management fees, franchise fees and other income	658	751	(12.4)
532	478	11.3	Other revenues from managed and franchised properties (a)	1,991	2,042	(2.5)

1,283	1,298	(1.2)		4,756	5,754	(17.3)
			Costs and Expenses
343	384	10.7	Owned, leased and consolidated joint venture hotels	1,315	1,688	22.1
116	111	(4.5)	Vacation ownership and residential	422	583	27.6
79	73	(8.2)	Selling, general, administrative and other	314	377	16.7
355	109	n/m	Restructuring, goodwill impairment and other special charges, net	379	141	n/m
68	72	5.6	Depreciation	274	281	2.5
10	6	(66.7)	Amortization	35	32	(9.4)
532	478	(11.3)	Other expenses from managed and franchised properties (a)	1,991	2,042	2.5

1,503	1,233	(21.9)		4,730	5,144	8.0
(220)	65	n/m	Operating (loss) income	26	610	(95.7)
1	2	(50.0)	Equity earnings and gains and (losses) from unconsolidated ventures, net	(4)	16	n/m
(71)	(57)	(24.6)	Interest expense, net of interest income of $1, $0, $3 and $3	(227)	(207)	(9.7)
(42)	(86)	(51.2)	Loss on asset dispositions and impairments, net	(91)	(98)	7.1

(332)	(76)	n/m	(Loss) income from continuing operations before taxes	(296)	321	n/m
146	30	n/m	Income tax benefit (expense)	293	(72)	n/m

(186)	(46)	n/m	Income (loss) from continuing operations	(3)	249	n/m
			Discontinued Operations:
(1)	—	n/m	Net (loss) gain from operations, net of tax	(2)	5	n/m
80	124	(35.5)	Net (loss) gain on dispositions, net of tax	76	75	1.3

(107)	78	n/m	Net (loss) income	71	329	(78.4)
—	1	n/m	Net (income) loss attributable to noncontrolling interests	2	—	n/m

$(107)	$79	n/m	Net (loss) income attributable to Starwood	$73	$329	(77.8)

			Earnings (Loss) Per Share — Basic
$(1.03)	$(0.25)	n/m	Continuing operations	$0.00	$1.37	n/m
0.44	0.69	(36.2)	Discontinued operations	0.41	0.44	(6.8)

$(0.59)	$0.44	n/m	Net (loss) income	$0.41	$1.81	(77.3)

			Earnings (Loss) Per Share — Diluted
$(1.03)	$(0.25)	n/m	Continuing operations	$0.00	$1.34	n/m
0.44	0.69	(36.2)	Discontinued operations	0.41	0.43	(4.7)

$(0.59)	$0.44	n/m	Net (loss) income	$0.41	$1.77	(76.8)

			Amounts attributable to Starwood’s Common Shareholders
(186)	(45)	n/m	(Loss) income from continuing operations	(1)	249	n/m
79	124	(36.3)	Discontinued operations	74	80	(7.5)

(107)	79	n/m	Net (loss) income	73	329	(77.8)

180	178		Weighted average number of Shares	180	181

180	178		Weighted average number of Shares assuming dilution	180	185

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$87	$389
Restricted cash	47	96
Accounts receivable, net of allowance for doubtful accounts of $54 and $49	447	552
Inventories	783	986
Prepaid expenses and other	127	143

Total current assets	1,491	2,166
Investments	344	372
Plant, property and equipment, net	3,350	3,347
Assets held for sale	71	336
Goodwill and intangible assets, net	2,063	2,161
Deferred tax assets	982	639
Other assets (a)	460	682

	$8,761	$9,703

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$5	$506
Accounts payable	139	171
Accrued expenses	1,212	1,274
Accrued salaries, wages and benefits	303	346
Accrued taxes and other	368	391

Total current liabilities	2,027	2,688
Long-term debt (b)	2,955	3,502
Deferred income taxes	31	26
Other liabilities	1,903	1,843

	6,916	8,059
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 186,785,068 and 182,827,483 shares at December 31, 2009 and December 31, 2008, respectively	2	2
Additional paid-in capital	552	493
Accumulated other comprehensive loss	(283)	(391)
Retained earnings	1,553	1,517

Total Starwood stockholders’ equity	1,824	1,621
Noncontrolling interest	21	23

Total equity	1,845	1,644

	$8,761	$9,703

(a)	Includes restricted cash of $7 million and $6 million at December 31, 2009 and December 31, 2008, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $581 million and $642 million at December 31, 2009 and December 31, 2008, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Year Ended
December 31,				December 31,
		%				%
2009	2008	Variance		2009	2008	Variance

			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$(107)	$79	n/m	Net (loss) income	$73	$329	(77.8)
75	64	17.2	Interest expense(a)	249	233	6.9
(169)	(24)	n/m	Income tax (benefit) expense (b)	(330)	131	n/m
80	83	(3.6)	Depreciation(c)	317	321	(1.2)
12	6	n/m	Amortization (d)	38	34	11.8

(109)	208	n/m	EBITDA	347	1,048	(66.9)
42	86	(51.2)	Loss on asset dispositions and impairments, net	91	98	(7.1)
(58)	(130)	55.4	Discontinued operations net gain on dispositions (e)	(41)	(130)	68.5
355	109	n/m	Restructuring, goodwill impairment and other special charges, net	379	141	n/m
17	—	n/m	Cost of sales price discount adjustments	17	—	n/m

$247	$273	(9.5)	Adjusted EBITDA	$793	$1,157	(31.5)

(a)	Includes $3 million and $7 million of interest expense related to unconsolidated joint ventures for the three months ended December 31, 2009 and 2008, respectively, and $19 million and $23 million for the year ended December 31, 2009 and 2008, respectively.

(b)	Includes $(22) million and $6 million of tax (benefit) expense recorded in discontinued operations net gain on dispositions for the three months ended December 31, 2009 and 2008, respectively, and $(35) million and $55 million for the year ended December 31, 2009 and 2008, respectively. Also includes $(1) million and $0 million of tax (benefit) expense recorded in discontinued operations for the three months ended December 31, 2009 and 2008, respectively, and $(2) million and $4 million for the year ended December 31, 2009 and 2008, respectively.

(c)	Includes $11 million and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended December 31, 2009 and 2008, respectively, and $35 million and $30 million for the year ended December 31, 2009 and 2008, respectively. Includes $1 million and $3 million of depreciation expense in discontinued operations for the three months ended December 31, 2009 and 2008, respectively, and $8 million and $10 million for the year ended December 31, 2009 and 2008, respectively.

(d)	Includes $1 million and $0 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended December 31, 2009 and 2008, respectively, and $2 million and $2 million for the year ended December 31, 2009 and 2008, respectively. Includes $1 million and $0 million of amortization expense in discontinued operations for the three months ended December 31, 2009 and 2008, respectively, and $1 million and $0 million for the year ended December 31, 2009 and 2008, respectively.

(e)	Excludes the taxes, depreciation and amortization added back as noted in (b), (c) and (d) above.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
March 31, 2010		December 31, 2010

$(8)	Net (loss) income	$120
63	Interest expense	262
(3)	Income tax expense (benefit)	33
83	Depreciation and amortization	335

135	EBITDA	750
—	Loss on asset disposition and impairments, net	—
—	Restructuring, goodwill impairment and other special charges, net	—

$135	Adjusted EBITDA	$750

Three Months Ended		Year Ended
March 31, 2010		December 31, 2010

$(8)	Income (loss) from continuing operations before special items	$120

$(0.04)	EPS (loss per share) before special items	$0.63

	Special Items
—	Restructuring, goodwill impairment and other special charges, net	—
—	Loss on asset dispositions and impairments, net	—

—	Total special items — pre-tax	—
—	Income tax benefit on special items	—

—	Total special items — after-tax	—

$(8)	Income (loss) from continuing operations	$120

$(0.04)	EPS (loss per share) including special items	$0.63

High Case

Three Months Ended		Year Ended
March 31, 2010		December 31, 2010

$—	Net income	$120
63	Interest expense	262
(1)	Income tax expense (benefit)	33
83	Depreciation and amortization	335

145	EBITDA	750
—	Loss on asset disposition and impairments, net	—
—	Restructuring, goodwill impairment and other special charges, net	—

$145	Adjusted EBITDA	$750

Three Months Ended		Year Ended
March 31, 2010		December 31, 2010

$—	Income from continuing operations before special items	$120

$0.00	EPS before special items	$0.63

	Special Items
—	Restructuring, goodwill impairment and other special charges, net	—
—	Loss on asset dispositions and impairments, net	—

—	Total special items — pre-tax	—
—	Income tax benefit on special items	—

—	Total special items — after-tax	—

$—	Income from continuing operations	$120

$0.00	EPS including special items	$0.63

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels(1)			%
2009	2008	Variance	Worldwide	2009	2008	Variance
			Revenue
$407	$447	(8.9)	Same-Store Owned Hotels	$1,386	$1,824	(24.0)
11	45	(75.6)	Hotels Sold or Closed in 2009 and 2008	74	255	(71.0)
21	11	90.9	Hotels Without Comparable Results	154	171	(9.9)
(9)	(10)	10.0	Other ancillary hotel operations (2)	(30)	(38)	21.1

$430	$493	(12.8)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,584	$2,212	(28.4)

			Costs and Expenses
$317	$339	6.5	Same-Store Owned Hotels	$1,136	$1,360	16.5
9	39	76.9	Hotels Sold or Closed in 2009 and 2008	65	214	69.6
24	13	(84.6)	Hotels Without Comparable Results	141	141	—
(7)	(7)	—	Other ancillary hotel operations (2)	(27)	(27)	—

$343	$384	10.7	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,315	$1,688	22.1

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2009	2008	Variance	North America	2009	2008	Variance
			Revenue
$267	$299	(10.7)	Same-Store Owned Hotels	$899	$1,176	(23.6)
—	20	n/m	Hotels Sold or Closed in 2009 and 2008	34	103	(67.0)
9	8	12.5	Hotels Without Comparable Results	122	148	(17.6)
(10)	(11)	9.1	Other ancillary hotel operations (2)	(31)	(47)	34.0

$266	$316	(15.8)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,024	$1,380	(25.8)

			Costs and Expenses
$218	$232	6.0	Same-Store Owned Hotels	$769	$897	14.3
—	17	n/m	Hotels Sold or Closed in 2009 and 2008	28	79	64.6
9	9	—	Hotels Without Comparable Results	103	120	14.2
(8)	(8)	—	Other ancillary hotel operations (2)	(29)	(34)	(14.7)

$219	$250	12.4	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$871	$1,062	18.0

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2009	2008	Variance	International	2009	2008	Variance
			Revenue
$140	$148	(5.4)	Same-Store Owned Hotels	$487	$648	(24.8)
11	25	(56.0)	Hotels Sold or Closed in 2009 and 2008	40	152	(73.7)
12	3	n/m	Hotels Without Comparable Results	32	23	39.1
1	1	—	Other ancillary hotel operations (2)	1	9	(88.9)

$164	$177	(7.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$560	$832	(32.7)

			Costs and Expenses
$99	$107	7.5	Same-Store Owned Hotels	$367	$463	20.7
9	22	59.1	Hotels Sold or Closed in 2009 and 2008	37	135	72.6
15	4	n/m	Hotels Without Comparable Results	38	21	(81.0)
1	1	—	Other ancillary hotel operations (2)	2	7	71.4

$124	$134	7.5	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$444	$626	29.1

(1)	Same-Store Owned Hotel Results exclude 11 and 15 hotels sold or closed in 2009 and 2008 for the three months and twelve months, respectively and 4 and 10 hotels without comparable results for the three months and twelve months, respectively.

(2)	Other ancillary hotel operations are offset by revenue and expenses that were reclassified to discontinued operations for two hotels which are in the process of being sold.

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended December 31,
UNAUDITED

	Systemwide — Worldwide			Systemwide — North America			Systemwide — International
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.

TOTAL HOTELS
REVPAR ($)	101.55	109.43	-7.2%	91.18	101.37	-10.1%	115.92	120.59	-3.9%
ADR ($)	164.02	178.86	-8.3%	151.88	168.94	-10.1%	179.70	191.97	-6.4%
Occupancy (%)	61.9%	61.2%	0.7	60.0%	60.0%	0.0	64.5%	62.8%	1.7

SHERATON
REVPAR ($)	88.69	95.94	-7.6%	77.65	86.93	-10.7%	103.22	107.80	-4.2%
ADR ($)	146.41	158.57	-7.7%	133.54	147.83	-9.7%	161.86	171.83	-5.8%
Occupancy (%)	60.6%	60.5%	0.1	58.1%	58.8%	-0.7	63.8%	62.7%	1.1

WESTIN
REVPAR ($)	108.75	117.18	-7.2%	100.63	111.75	-10.0%	131.97	132.71	-0.6%
ADR ($)	172.07	187.94	-8.4%	161.92	181.53	-10.8%	199.32	205.42	-3.0%
Occupancy (%)	63.2%	62.4%	0.8	62.1%	61.6%	0.5	66.2%	64.6%	1.6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	172.83	180.83	-4.4%	188.60	212.30	-11.2%	164.50	164.19	0.2%
ADR ($)	298.56	332.47	-10.2%	324.68	372.50	-12.8%	284.71	309.73	-8.1%
Occupancy (%)	57.9%	54.4%	3.5	58.1%	57.0%	1.1	57.8%	53.0%	4.8

LE MERIDIEN
REVPAR ($)	131.30	144.08	-8.9%	190.58	212.60	-10.4%	125.45	137.34	-8.7%
ADR ($)	195.87	218.05	-10.2%	256.69	290.29	-11.6%	189.15	210.09	-10.0%
Occupancy (%)	67.0%	66.1%	0.9	74.2%	73.2%	1.0	66.3%	65.4%	0.9

W
REVPAR ($)	174.56	178.76	-2.3%	170.78	180.80	-5.5%	196.32	167.00	17.6%
ADR ($)	247.15	293.58	-15.8%	241.36	288.72	-16.4%	280.95	328.06	-14.4%
Occupancy (%)	70.6%	60.9%	9.7	70.8%	62.6%	8.2	69.9%	50.9%	19.0

FOUR POINTS
REVPAR ($)	64.51	70.70	-8.8%	56.47	64.49	-12.4%	82.55	84.59	-2.4%
ADR ($)	106.34	114.93	-7.5%	97.74	106.41	-8.1%	122.96	133.08	-7.6%
Occupancy (%)	60.7%	61.5%	-0.8	57.8%	60.6%	-2.8	67.1%	63.6%	3.5

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended December 31,
UNAUDITED

	Systemwide (1)			Company Operated (2)
	2009	2008	Var.	2009	2008	Var.

TOTAL WORLDWIDE
REVPAR ($)	101.55	109.43	-7.2%	116.86	125.36	-6.8%
ADR ($)	164.02	178.86	-8.3%	182.27	199.39	-8.6%
Occupancy (%)	61.9%	61.2%	0.7	64.1%	62.9%	1.2

NORTH AMERICA
REVPAR ($)	91.18	101.37	-10.1%	113.26	125.66	-9.9%
ADR ($)	151.88	168.94	-10.1%	178.38	199.93	-10.8%
Occupancy (%)	60.0%	60.0%	0.0	63.5%	62.9%	0.6

EUROPE
REVPAR ($)	127.57	129.92	-1.8%	140.66	141.55	-0.6%
ADR ($)	211.51	213.19	-0.8%	228.91	227.55	0.6%
Occupancy (%)	60.3%	60.9%	-0.6	61.5%	62.2%	-0.7

AFRICA & MIDDLE EAST
REVPAR ($)	141.15	160.13	-11.9%	142.52	163.42	-12.8%
ADR ($)	197.44	225.38	-12.4%	199.33	229.38	-13.1%
Occupancy (%)	71.5%	71.0%	0.5	71.5%	71.2%	0.3

ASIA PACIFIC
REVPAR ($)	104.96	103.85	1.1%	102.08	99.74	2.3%
ADR ($)	158.21	169.27	-6.5%	156.50	167.48	-6.6%
Occupancy (%)	66.3%	61.4%	4.9	65.2%	59.6%	5.6

LATIN AMERICA
REVPAR ($)	80.28	90.91	-11.7%	83.40	96.56	-13.6%
ADR ($)	139.20	150.97	-7.8%	148.28	160.48	-7.6%
Occupancy (%)	57.7%	60.2%	-2.5	56.2%	60.2%	-4.0

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended December 31,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.
	59 Hotels			33 Hotels			26 Hotels
TOTAL HOTELS
REVPAR ($)	134.42	146.24	-8.1%	137.20	151.91	-9.7%	129.06	135.32	-4.6%
ADR ($)	208.67	226.80	-8.0%	205.08	231.10	-11.3%	216.43	218.02	-0.7%
Occupancy (%)	64.4%	64.5%	-0.1	66.9%	65.7%	1.2	59.6%	62.1%	-2.5

Total Revenue	407,169	446,895	-8.9%	266,636	299,431	-11.0%	140,533	147,464	-4.7%
Total Expenses	317,212	339,039	-6.4%	217,640	231,988	-6.2%	99,572	107,051	-7.0%

	53 Hotels			27 Hotels			26 Hotels
BRANDED HOTELS
REVPAR ($)	139.28	151.27	-7.9%	145.48	160.96	-9.6%	129.06	135.32	-4.6%
ADR ($)	212.07	232.97	-9.0%	209.79	241.42	-13.1%	216.43	218.02	-0.7%
Occupancy (%)	65.7%	64.9%	0.8	69.3%	66.7%	2.6	59.6%	62.1%	-2.5

Total Revenue	380,053	416,698	-8.8%	239,520	269,234	-11.0%	140,811	148,265	-5.0%
Total Expenses	292,631	312,385	-6.3%	192,892	204,479	-5.7%	99,739	107,906	-7.6%

(1)	Hotel Results exclude 11 hotels sold or closed and 4 hotels without comparable results during 2008 & 2009

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended December 31,
UNAUDITED ($ millions)

	Worldwide
	2009	2008	$ Variance	% Variance

Management Fees:
Base Fees	65	70	-5	-7.1%
Incentive Fees	39	48	-9	-18.8%

Total Management Fees	104	118	-14	-11.9%

Franchise Fees	35	36	-1	-2.8%

Total Management & Franchise Fees	139	154	-15	-9.7%

Other Management & Franchise Revenues (1)	42	26	16	61.5%

Total Management & Franchise Revenues	181	180	1	0.6%

Other	4	11	-7	-63.6%

Management Fees, Franchise Fees & Other Income	185	191	-6	-3.1%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $21 million in 2009 and $20 million in 2008 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended December 31,
UNAUDITED ($ millions)

	2009	2008	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	82	92	(10.9%)
Other Sales and Services Revenues (2)	69	51	35.3%
Deferred Revenues — Percentage of Completion	0	18	n/m
Deferred Revenues — Other (3)	(17)	(27)	37.0%

Vacation Ownership Sales and Services Revenues	134	134	0.0%
Residential Sales and Services Revenues	2	2	0.0%

Total Vacation Ownership & Residential Sales and Services Revenues	136	136	0.0%

Originated Sales Expenses (4) — Vacation Ownership Sales	69	51	(35.3%)
Other Expenses (5)	42	46	8.7%
Deferred Expenses — Percentage of Completion	0	9	n/m
Deferred Expenses — Other	2	3	33.3%

Vacation Ownership Expenses	113	109	(3.7%)
Residential Expenses	3	2	(50.0%)

Total Vacation Ownership & Residential Expenses	116	111	(4.5%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 976 or ASC 978 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note:	Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Top 30 Owned, Leased and Consolidated Joint Venture Hotels
For the Year Ended December 31, 2009

US Hotels	Location	Rooms

St. Regis Aspen	Aspen, CO	179
St. Regis New York	New York, NY	229

The Phoenician	Scottsdale, AZ	643

W Chicago — City Center	Chicago, IL	369
W Chicago Lakeshore	Chicago, IL	520
W Los Angeles Westwood	Los Angeles, CA	258
W New Orleans	New Orleans, LA	423

The Westin Gaslamp Quarter, San Diego	San Diego, CA	450
Westin Maui Resort & Spa	Lahaina, HI	759
Westin Peachtree Plaza	Atlanta, GA	1,068
Westin San Francisco Airport	San Francisco, CA	397

Sheraton Kauai Resort	Koloa, HI	394

International Hotels	Location	Rooms

St. Regis Grand Hotel, Rome	Rome, Italy	161

Hotel Alfonso XIII	Seville, Spain	151
Hotel Gritti Palace	Venice, Italy	91
Park Tower, Buenos Aires	Buenos Aires, Argentina	181

The Westin Excelsior, Florence	Florence, Italy	171
The Westin Excelsior, Rome	Rome, Italy	316
The Westin Resort & Spa, Cancun	Cancun, Mexico	379
The Westin Resort & Spa, Los Cabos	San Jose del Cabo, Mexico	243
The Westin Resort & Spa, Puerto Vallarta	Puerto Vallarta, Mexico	279

Le Centre Sheraton Hotel	Montreal, Canada	825
Sheraton Rio Hotel & Towers	Rio de Janeiro, Brazil	559
Sheraton Buenos Aires Hotel & Convention Center	Buenos Aires, Argentina	739
Sheraton Centre Toronto Hotel	Toronto, Canada	1,377
Sheraton Gateway Hotel in Toronto International Hotel	Toronto, Canada	474
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico	755
Sheraton On The Park	Sydney, Australia	558
Sheraton Paris Airport Hotel Charles de Gaulle	Roissy Aerogare, France	252
The Park Lane Hotel	London, England	305

Top 30 hotels represent approximately 88% of owned, leased and consolidated joint venture earnings before depreciation

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Top 20 Worldwide Markets — Owned
For the Twelve Months Ended December 31, 2009
UNAUDITED

% of 2009
US Markets	Total Earnings[1]
New York, NY	9%
Hawaii	8%
Phoenix, AZ	5%
Chicago, IL	4%
Atlanta, GA	4%
San Diego, CA	4%
Boston, MA	3%
Colorado Area	3%
Los Angeles-Long Beach, CA	2%
New Orleans, LA	1%

Total Top 10 US Markets	43%

% of 2009
International Markets	Total Earnings[1]
Canada	12%
Mexico	10%
Italy	10%
Australia	8%
Argentina	5%
United Kingdom	4%
Brazil	3%
France	2%
Fiji	2%
Peru	1%

Total Top 10 International Markets	57%

[1]	Represents earnings before depreciation for owned, leased and consolidated joint venture hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Total Management & Franchise Fees by Geographic Region
For the Year Ended December 31, 2009
UNAUDITED

	Management	Franchise	Total Management
Geographical Region	Fees	Fees	and Franchise Fees

United States	34%	64%	42%
Europe	17%	13%	16%
Asia Pacific	22%	9%	18%
Middle East and Africa	20%	1%	15%
Americas (Latin America & Canada)	7%	13%	9%

Total	100%	100%	100%

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Twelve Months Ended December 31,
UNAUDITED

	Systemwide — Worldwide			Systemwide — North America			Systemwide — International
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.

TOTAL HOTELS
REVPAR ($)	99.15	125.01	-20.7%	94.36	118.73	-20.5%	105.62	133.49	-20.9%
ADR ($)	158.25	185.24	-14.6%	147.96	172.92	-14.4%	172.74	202.55	-14.7%
Occupancy (%)	62.7%	67.5%	-4.8	63.8%	68.7%	-4.9	61.1%	65.9%	-4.8

SHERATON
REVPAR ($)	86.71	108.15	-19.8%	81.05	102.51	-20.9%	93.70	115.12	-18.6%
ADR ($)	141.19	162.15	-12.9%	129.57	150.37	-13.8%	156.13	177.43	-12.0%
Occupancy (%)	61.4%	66.7%	-5.3	62.6%	68.2%	-5.6	60.0%	64.9%	-4.9

WESTIN
REVPAR ($)	107.79	132.64	-18.7%	106.06	129.68	-18.2%	112.90	141.42	-20.2%
ADR ($)	166.40	193.23	-13.9%	162.10	187.45	-13.5%	179.63	210.91	-14.8%
Occupancy (%)	64.8%	68.6%	-3.8	65.4%	69.2%	-3.8	62.9%	67.1%	-4.2

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	180.95	247.90	-27.0%	182.63	249.56	-26.8%	180.07	247.02	-27.1%
ADR ($)	316.63	394.61	-19.8%	317.71	375.46	-15.4%	316.06	405.61	-22.1%
Occupancy (%)	57.1%	62.8%	-5.7	57.5%	66.5%	-9.0	57.0%	60.9%	-3.9

LE MERIDIEN
REVPAR ($)	119.05	155.27	-23.3%	164.31	219.38	-25.1%	114.23	148.46	-23.1%
ADR ($)	184.80	223.20	-17.2%	224.61	293.59	-23.5%	179.91	215.11	-16.4%
Occupancy (%)	64.4%	69.6%	-5.2	73.2%	74.7%	-1.5	63.5%	69.0%	-5.5

W
REVPAR ($)	162.54	214.28	-24.1%	161.25	213.69	-24.5%	173.98	219.48	-20.7%
ADR ($)	234.88	299.32	-21.5%	228.26	293.13	-22.1%	308.18	365.98	-15.8%
Occupancy (%)	69.2%	71.6%	-2.4	70.6%	72.9%	-2.3	56.5%	60.0%	-3.5

FOUR POINTS
REVPAR ($)	64.56	80.14	-19.4%	60.52	75.87	-20.2%	74.73	90.86	-17.8%
ADR ($)	102.72	118.30	-13.2%	97.02	111.76	-13.2%	116.72	134.85	-13.4%
Occupancy (%)	62.9%	67.7%	-4.8	62.4%	67.9%	-5.5	64.0%	67.4%	-3.4

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Twelve Months Ended December 31,
UNAUDITED

	Systemwide (1)			Company Operated (2)
	2009	2008	Var.	2009	2008	Var.

TOTAL WORLDWIDE
REVPAR ($)	99.15	125.01	-20.7%	111.55	141.10	-20.9%
ADR ($)	158.25	185.24	-14.6%	175.44	205.27	-14.5%
Occupancy (%)	62.7%	67.5%	-4.8	63.6%	68.7%	-5.1

NORTH AMERICA
REVPAR ($)	94.36	118.73	-20.5%	114.98	146.59	-21.6%
ADR ($)	147.96	172.92	-14.4%	172.93	204.18	-15.3%
Occupancy (%)	63.8%	68.7%	-4.9	66.5%	71.8%	-5.3

EUROPE
REVPAR ($)	126.66	165.94	-23.7%	138.09	179.69	-23.2%
ADR ($)	207.56	252.17	-17.7%	221.55	266.62	-16.9%
Occupancy (%)	61.0%	65.8%	-4.8	62.3%	67.4%	-5.1

AFRICA & MIDDLE EAST
REVPAR ($)	122.10	144.93	-15.8%	123.92	147.59	-16.0%
ADR ($)	184.20	206.07	-10.6%	186.16	208.51	-10.7%
Occupancy (%)	66.3%	70.3%	-4.0	66.6%	70.8%	-4.2

ASIA PACIFIC
REVPAR ($)	90.87	113.41	-19.9%	87.87	108.78	-19.2%
ADR ($)	149.12	176.50	-15.5%	147.02	171.95	-14.5%
Occupancy (%)	60.9%	64.3%	-3.4	59.8%	63.3%	-3.5

LATIN AMERICA
REVPAR ($)	71.97	95.44	-24.6%	73.59	98.35	-25.2%
ADR ($)	135.11	146.71	-7.9%	144.12	154.35	-6.6%
Occupancy (%)	53.3%	65.0%	-11.7	51.1%	63.7%	-12.6

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Twelve Months Ended December 31,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2009	2008	Var.	2009	2008	Var.	2009	2008	Var.
	53 Hotels			28 Hotels			25 Hotels
TOTAL HOTELS
REVPAR ($)	128.95	171.09	-24.6%	134.96	178.61	-24.4%	118.80	158.40	-25.0%
ADR ($)	199.22	240.23	-17.1%	194.33	241.32	-19.5%	209.31	238.17	-12.1%
Occupancy (%)	64.7%	71.2%	-6.5	69.4%	74.0%	-4.6	56.8%	66.5%	-9.7

Total Revenue	1,385,856	1,823,487	-24.0%	898,703	1,175,988	-23.6%	487,153	647,499	-24.8%
Total Expenses	1,136,440	1,360,452	-16.5%	768,859	897,102	-14.3%	367,581	463,350	-20.7%

	53 Hotels			28 Hotels			25 Hotels
BRANDED HOTELS
REVPAR ($)	133.39	178.46	-25.3%	143.77	192.72	-25.4%	118.80	158.40	-25.0%
ADR ($)	203.62	247.75	-17.8%	200.42	253.71	-21.0%	209.31	238.17	-12.1%
Occupancy (%)	65.5%	72.0%	-6.5	71.7%	76.0%	-4.3	56.8%	66.5%	-9.7

Total Revenue	1,274,941	1,695,554	-24.8%	787,788	1,048,055	-24.8%	487,153	647,499	-24.8%
Total Expenses	1,033,970	1,247,130	-17.1%	666,389	783,780	-15.0%	367,581	463,350	-20.7%

(1)	Hotel Results exclude 15 hotels sold or closed and 10 hotels without comparable results during 2008 & 2009

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Twelve Months Ended December 31,
UNAUDITED ($ millions)

	Worldwide
	2009	2008	$ Variance	% Variance
Management Fees:
Base Fees	241	287	-46	-16.0%
Incentive Fees	115	169	-54	-32.0%

Total Management Fees	356	456	-100	-21.9%

Franchise Fees	138	164	-26	-15.9%

Total Management & Franchise Fees	494	620	-126	-20.3%

Other Management & Franchise Revenues (1)	136	97	39	40.2%

Total Management & Franchise Revenues	630	717	-87	-12.1%

Other	28	34	-6	-17.6%

Management Fees, Franchise Fees & Other Income	658	751	-93	-12.4%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $82 million in 2009 and $83 million in 2008 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Twelve Months Ended December 31,
UNAUDITED ($ millions)

	2009	2008	% Variance

Originated Sales Revenues (1) — Vacation Ownership Sales	321	526	(39.0%)
Other Sales and Services Revenues (2)	219	207	5.8%
Deferred Revenues — Percentage of Completion	23	(9)	n/m
Deferred Revenues — Other (3)	(46)	(24)	(91.7%)

Vacation Ownership Sales and Services Revenues	517	700	(26.1%)
Residential Sales and Services Revenues	6	49	(87.8%)

Total Vacation Ownership & Residential Sales and Services Revenues	523	749	(30.2%)

Originated Sales Expenses (4) — Vacation Ownership Sales	225	356	36.8%
Other Expenses (5)	165	201	17.9%
Deferred Expenses — Percentage of Completion	12	(5)	n/m
Deferred Expenses — Other	15	24	37.5%

Vacation Ownership Expenses	417	576	27.6%
Residential Expenses	5	7	28.6%

Total Vacation Ownership & Residential Expenses	422	583	27.6%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 976 or ASC 978 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note:	Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of December 31, 2009
UNAUDITED ($ millions)
Properties without comparable results in 2009:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin St. John Resort & Villas	St. John, Virgin Islands
Westin Peachtree	Atlanta, GA
Sheraton Fiji Resort	Nadi, Fiji
element Lexington	Lexington, MA
aloft Lexington	Lexington, MA
aloft Philadelphia Airport	Philadelphia, PA
W Chicago — City Center	Chicago, IL
Grand Hotel, Florence	Florence, Italy
W Barcelona	Barcelona, Spain
Properties sold or closed in 2009 and 2008:

Property	Location
Caesar’s Brookdale	Scotrun, PA
Sheraton Hamilton	Hamilton, Ontario
Days Inn Town Center	Seattle, WA
Sixth Avenue Inn	Seattle, WA
Hotel Des Bains	Venice Lido, Italy
The Westin Excelsior	Venice Lido, Italy
Hotel Villa Cipriani	Asolo, Italy
The Westin Turnberry	Ayreshire, Scotland
Sheraton Brussels Hotel & Towers	Brussels, Belgium
Sheraton Mencey Hotel	Santa Cruz de Tenerife, Spain
Sheraton Newton	Newton, MA
Minneapolis Gateway Hotel	Minneapolis, MN
Park Ridge Hotel & Conference Center at Valley Forge	King of Prussia, PA
W San Francisco	San Francisco, CA
Four Points by Sheraton Sydney Hotel	Sydney, Australia
Revenues and Expenses Associated with Assets Sold or Closed in 2009 and 2008 (1):

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold or Closed in 2008:
2008
Revenues	$10	$25	$35	$6	$76
Expenses (excluding depreciation)	$16	$23	$23	$6	$68

Hotels Sold or Closed in 2009:
2009
Revenues	$28	$21	$14	$11	$74
Expenses (excluding depreciation)	$25	$19	$12	$9	$65

2008
Revenues	$45	$48	$47	$39	$179
Expenses (excluding depreciation)	$37	$38	$38	$33	$146

(1)	Results consist of 7 hotels sold or closed in 2009 and 8 hotels sold or closed in 2008. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2009 and 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Twelve Months Ended December 31, 2009
UNAUDITED ($ millions)

	Q4	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	30	102
Corporate/IT	10	27

Subtotal	40	129

Vacation Ownership Capital Expenditures: (2)
Net capital expenditures for inventory (excluding St.Regis Bal Harbour)	(20)	(2)
Net capital expenditures for inventory — St.Regis Bal Harbour	24	109

Subtotal	4	107

Development Capital	28	107

Total Capital Expenditures	72	343

(1)	Maintenance capital expenditures include improvements, repairs and maintenance.

(2)	Represents gross inventory capital expenditures of $36 and $193 in the three and twelve months ended December 31, 2009, respectively, less cost of sales of $32 and $86 in the three and twelve months ended December 31, 2009, respectively.

Starwood Hotels & Resorts Worldwide, Inc.
2009 Divisional Hotel Inventory Summary by Ownership by Brand*
December 31, 2009

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms

Owned
Sheraton	7	4,191	4	707	5	2,713	2	821	18	8,432
Westin	5	2,849	3	650	3	902	1	273	12	4,674
Four Points	2	327	—	—	—	—	—	—	2	327
W	8	2,770	1	473	—	—	—	—	9	3,243
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	3	668	1	161	—	—	—	—	4	829
Aloft	2	272	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	1	123
Other	6	1,935	—	—	—	—	—	—	6	1,935

Total Owned	35	13,778	16	2,819	9	3,795	3	1,094	63	21,486

Managed & UJV
Sheraton	42	29,702	64	19,355	15	2,934	53	19,800	174	71,791
Westin	52	28,105	12	3,356	—	—	18	6,309	82	37,770
Four Points	1	171	9	1,641	4	517	10	3,555	24	5,884
W	18	5,655	2	579	2	433	3	722	25	7,389
Luxury Collection	6	1,838	12	2,002	7	250	1	186	26	4,276
St. Regis	7	1,450	1	95	2	309	4	1,009	14	2,863
Le Meridien	3	547	62	15,740	—	—	26	7,065	91	23,352
Aloft	—	—	1	280	—	—	1	186	2	466
Other	1	—	1	—	—	—	—	—	2	—

Total Managed & UJV	130	67,468	164	43,048	30	4,443	116	38,832	440	153,791

Franchised
Sheraton	150	44,511	27	6,502	8	2,040	15	6,135	200	59,188
Westin	56	18,087	6	2,655	2	396	7	1,939	71	23,077
Four Points	98	15,449	12	1,671	8	1,225	4	374	122	18,719
Luxury Collection	5	1,127	14	1,900	1	120	8	2,262	28	5,409
St. Regis	—	—	1	133	—	—	—	—	1	133
Le Meridien	6	1,811	4	1,340	2	324	2	554	14	4,029
Aloft	35	5,167	—	—	—	—	—	—	35	5,167
Element	5	639	—	—	—	—	—	—	5	639

Total Franchised	355	86,791	64	14,201	21	4,105	36	11,264	476	116,361

Systemwide
Sheraton	199	78,404	95	26,564	28	7,687	70	26,756	392	139,411
Westin	113	49,041	21	6,661	5	1,298	26	8,521	165	65,521
Four Points	101	15,947	21	3,312	12	1,742	14	3,929	148	24,930
W	26	8,425	3	1,052	2	433	3	722	34	10,632
Luxury Collection	12	3,608	33	4,730	9	550	9	2,448	63	11,336
St. Regis	10	2,118	3	389	2	309	4	1,009	19	3,825
Le Meridien	9	2,358	66	17,080	2	324	28	7,619	105	27,381
Aloft	37	5,439	1	280	—	—	1	186	39	5,905
Element	6	762	—	—	—	—	—	—	6	762
Other	7	1,935	1	—	—	—	—	—	8	1,935
Vacation Ownership	13	6,884	—	—	—	—	—	—	13	6,884

Total Systemwide	533	174,921	244	60,068	60	12,343	155	51,190	992	298,522

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of December 31, 2009
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed (3)	Development (4)	Capacity (5),(6)	Buildout

Sheraton	7	7	6	2,988	91	712	3,791
Westin	9	8	9	1,447	115	21	1,583
St. Regis	2	2	—	63	—	—	63
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	22	21	16	4,628	206	734	5,568

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	23	22	17	4,826	206	734	5,766

Total Intervals Including UJV’s (7)				250,952	10,712	38,168	299,832

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales or future development.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.